Exhibit 10.1

                      -------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                      -------------------------------------

                                      Among

                         CELL POWER TECHNOLOGIES, INC.,

                            PORTAGY ACQUISITION CORP.

                                       and

                                  PORTAGY CORP.





                                 March 17, 2006

                                TABLE OF CONTENTS

                                                                            Page


                                  ARTICLE I
                                  The Merger

SECTION 1.01   The Merger....................................................1
SECTION 1.02   Closing.......................................................2
SECTION 1.03   Effective Time................................................2
SECTION 1.04   Effects of the Merger.........................................2
SECTION 1.05   Certificate of Incorporation and Bylaws.......................2
SECTION 1.06   Directors.....................................................2
SECTION 1.07   Officers......................................................2

                                  ARTICLE II
                 Effect of the Merger on the Capital Stock of
            the Constituent Corporations; Exchange of Certificates

SECTION 2.01   Effect on Capital Stock.......................................3
SECTION 2.02   Exchange of Certificates......................................4

                                 ARTICLE III
                Representations and Warranties of the Company

SECTION 3.01   Organization..................................................5
SECTION 3.02   Subsidiaries..................................................5
SECTION 3.03   Capitalization................................................6
SECTION 3.04   Authority.....................................................6
SECTION 3.05   Consents and Approvals; No Violations.........................7
SECTION 3.06   Financial Statements..........................................7
SECTION 3.07   Absence of Certain Changes or Events..........................7
SECTION 3.08   No Undisclosed Liabilities....................................8
SECTION 3.09   Benefit Plans.................................................8
SECTION 3.10   Other Compensation Arrangements...............................8
SECTION 3.11   Litigation....................................................8
SECTION 3.12   Permits; Compliance with Law..................................9
SECTION 3.13   Tax Matters...................................................9
SECTION 3.14   Intellectual Property........................................10
SECTION 3.15   Vote Required................................................12
SECTION 3.16   Labor Matters................................................12
SECTION 3.17   Title to Property............................................13
SECTION 3.18   Environmental Matters........................................13
SECTION 3.19   Accounts Receivable..........................................13
SECTION 3.20   Customers....................................................14
SECTION 3.21   Interested Party Transactions................................14


                                      (i)

SECTION 3.22   Absence of Certain Payments..................................14
SECTION 3.23   Insurance....................................................14
SECTION 3.24   Full Disclosure..............................................14
SECTION 3.25   Contracts....................................................15
SECTION 3.26   Real Property................................................16
SECTION 3.27   No Other Representations.....................................16


                                   ARTICLE IV
      Representations and Warranties of the Parent and the Acquisition Sub

SECTION 4.01   Organization.................................................17
SECTION 4.02   Subsidiaries.................................................17
SECTION 4.03   Capitalization...............................................18
SECTION 4.04   Authority....................................................18
SECTION 4.05   Consents and Approvals; No Violations........................18
SECTION 4.06   SEC Reports and Financial Statements.........................19
SECTION 4.07   Absences of Certain Changes or Events........................19
SECTION 4.08   No Undisclosed Liabilities...................................20
SECTION 4.09   Benefit Plans................................................20
SECTION 4.10   Other Compensation Arrangements..............................21
SECTION 4.11   Litigation...................................................21
SECTION 4.12   Permits; Compliance with Law.................................21
SECTION 4.13   Tax Matters..................................................22
SECTION 4.14   Brokers......................................................23
SECTION 4.15   Intellectual Property........................................24
SECTION 4.16   Vote Required................................................24
SECTION 4.17   Labor Matters................................................24
SECTION 4.18   Title to Property............................................24
SECTION 4.19   Environmental Matters........................................24
SECTION 4.20   Interested Party Transactions................................24
SECTION 4.21   Absence of Certain Payments..................................24
SECTION 4.22   Insurance....................................................25
SECTION 4.23   Full Disclosure..............................................25
SECTION 4.24   Acquisition Sub..............................................25
SECTION 4.25   Real Property................................................25
SECTION 4.26   No Other Representations.....................................25


                                  ARTICLE V
                                  Covenants

SECTION 5.01   Covenants....................................................26
SECTION 5.02   No Solicitation..............................................29
SECTION 5.03   Trading Restrictions.........................................31
SECTION 5.04   Other Actions................................................31


                                      (ii)

SECTION 5.05   The Parent and the Parent Subsidiary Liabilities/Cash at
               Closing......................................................31


                                   ARTICLE VI
                              Additional Agreements

SECTION 6.01   Lock-Up Agreements...........................................31
SECTION 6.02   Access to Information........................................31
SECTION 6.03   Reasonable Efforts...........................................32
SECTION 6.04   Confidentiality..............................................32
SECTION 6.05   Fees and Expenses............................................33
SECTION 6.06   Indemnification; Insurance...................................33

                                   ARTICLE VII
                                   Conditions

SECTION 7.01   Conditions to Each Party's Obligation To Effect
               the Merger...................................................33
SECTION 7.02   Conditions to Obligations of the Parent and the
               Acquisition Sub to Effect the Merger.........................34
SECTION 7.03   Conditions to Obligations of the Company to Effect
               the Merger...................................................36

                                  ARTICLE VIII
                            Termination and Amendment

SECTION 8.01   Termination..................................................38
SECTION 8.02   Effect of Termination........................................40
SECTION 8.03   Amendment....................................................40
SECTION 8.04   Extension; Waiver............................................40

                                   ARTICLE IX
                                  Miscellaneous

SECTION 9.01   Nonsurvival of Representations and Warranties................41
SECTION 9.02   Notices and Addresses........................................41
SECTION 9.03   Interpretation...............................................42
SECTION 9.04   Counterparts.................................................42
SECTION 9.05   Entire Agreement; Third Party Beneficiaries..................42
SECTION 9.06   Governing Law................................................42
SECTION 9.07   Publicity....................................................42
SECTION 9.08   Assignment...................................................43
SECTION 9.09   Enforcement..................................................43
SECTION 9.10   No Remedy in Certain Circumstances...........................43

EXHIBIT A      Stock Exchange Table........................................A-1
EXHIBIT B      Lock-Up Agreement...........................................B-1


                                     (iii)

                                  Defined Terms

Acquisition Proposal.........................................................1
Acquisition Sub..............................................................1
Acquisition Sub Common Stock................................................15
Articles and Plan of Merger..................................................2
Balance Sheet Date...........................................................6
Certificate of Merger........................................................2
Closing......................................................................1
Closing Date.................................................................1
Code ........................................................................1
Company......................................................................1
Company Derivative Stock.....................................................1
Company Financial Statements.................................................8
Company Indemnified Parties.................................................33
Company Options..............................................................1
Company Permits..............................................................7
Company Stock................................................................1
Company Warrants.............................................................1
DGCL.........................................................................1
Disclosure Schedule..........................................................6
Dissenting Company Shares....................................................3
Effective Time...............................................................2
Environmental Laws..........................................................11
Exchange Act................................................................16
Florida Act..................................................................1
GAAP.........................................................................6
Governmental Entity..........................................................6
Intellectual Property........................................................9
Material Adverse Effect.....................................................41
Merger.......................................................................1
Merger Consideration.........................................................3
Notice of Company Superior Proposal.........................................30
Notice of Parent Superior Proposal..........................................31
PCAOB........................................................................6
Parent.......................................................................1
Parent Benefit Plan.........................................................18
Parent Common Stock..........................................................1
Parent Derivative Stock......................................................1
Parent Financial Statements.................................................16
Parent Indemnified Parties..................................................33
Parent Options...............................................................1
Parent Permits..............................................................19
Parent SEC Documents........................................................16

                                      (iv)

Parent Subsidiaries.........................................................15
Parent Subsidiary...........................................................15
Parent Warrants..............................................................1
SEC..........................................................................6
SOX.........................................................................19
Superior Proposal...........................................................30
Surviving Corporation........................................................1
Termination Fee.............................................................33



                                      (v)

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of March 17, 2006, among Cell Power Technologies, Inc., a Florida corporation (the "Parent"), Portagy Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Parent (the "Acquisition Sub") and Portagy Corp., a Delaware corporation (the "Company").

      WHEREAS the respective Boards of Directors of the Parent, the Acquisition Sub and the Company have approved the acquisition of the Company by the Parent on the terms and subject to the conditions set forth in this Agreement; and

      WHEREAS the respective Boards of Directors of the Parent, the Acquisition Sub and the Company have each approved, and the Board of Directors of the Parent in its capacity as the sole stockholder of the Acquisition Sub has approved, the merger of the Acquisition Sub into the Company in a reverse triangular merger pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986 (the "Code") (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each outstanding share of common stock, par value $0.001 per share, of the Company and each outstanding share of Series A preferred stock, par value $0.001 per share, of the Company (collectively, the "Company Stock"), other than Dissenting Company Shares (as hereinafter defined) and those shares of Company Stock owned directly or indirectly by the Parent or the Company, will be converted into the right to receive shares of common stock, no par value, of the Parent ("Parent Common Stock"), and each outstanding warrant to purchase shares of Company Stock (the "Company Warrants") and each outstanding option to purchase shares of Company Stock (the "Company Options") (collectively, the "Company Derivative Stock" respectively, will be converted into the right to receive warrants to purchase Parent Common Stock (the "Parent Warrants") or options to purchase shares of Parent Common Stock (the "Parent Options") (collectively, the "Parent Derivative Stock"), all as reflected on Exhibit A; and

      WHEREAS the Parent, the Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parent, the Acquisition Sub and the Company hereby agree as follows:



                                    ARTICLE I

                                   The Merger

      SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Florida Business Corporation Act (the "Florida Act"), the Acquisition Sub shall be merged into the Company at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of the Acquisition Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Acquisition Sub in accordance with the DGCL.

      SECTION 1.02 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. (local time) on a date to be specified by the Parent, which shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date").

      SECTION 1.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties shall file a Certificate of Merger or other appropriate documents (in any such case, the "Certificate of Merger") executed and filed with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL, and shall file the Articles and Plan of Merger ("Articles and Plan of Merger") with the Florida Department of State, and shall make all other filings or recordings required under the DGCL and the Florida Act. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State and the Articles and Plan of Merger are filed with the Florida Secretary of State, or at such other time as the Parent and the Company shall agree should be specified in the Certificate of Merger and/or the Articles and Plan of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

      SECTION 1.04 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL and the Florida Act.

      SECTION 1.05 Certificate of Incorporation and Bylaws.

            (a) The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            (b) The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      SECTION 1.06 Directors. Todd Ruhalter, James Davidson and Jacob Hershkovitz shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be

      SECTION 1.07 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.




                                  ARTICLE II

                 Effect of the Merger on the Capital Stock of
            the Constituent Corporations; Exchange of Certificates

      SECTION 2.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Stock or any shares of capital stock of the Acquisition Sub:

            (a) Capital Stock of the Acquisition Sub. Each issued and outstanding share of capital stock of the Acquisition Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 of the Company.

            (b) Cancellation of Company Owned Stock. Each share of Company Stock that is held in the treasury of the Company shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (c) Conversion of Company Stock and Company Derivative Stock. Subject to Section 2.01(d), each share of Company Stock (other than shares of Company Stock to be canceled in accordance with Section 2.01(b) shall be converted into the right to receive from the Surviving Corporation shares of Parent Common Stock, each Company Warrant shall be converted into the right to receive from the Surviving Corporation that number of Parent Warrants, and each Company Option shall be converted into the right to receive from the Surviving Corporation that number of Parent Options, which are reflected on Exhibit A, (the Parent Common Stock, Parent Options and Parent Warrants, collectively, the "Merger Consideration"). As of the Effective Time, all shares of Company Stock, Company Warrants and Company Options shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Stock, Company Warrants or Company Options shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

            (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Stock issued and outstanding immediately prior to the Effective Time and held by any stockholder of the Company who did not vote in favor of the Merger and complies with Section 262 of the DGCL (the "Dissenting Company Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but, instead, shall be converted into the right to receive such consideration as may be determined to be due such holder pursuant to the DGCL upon surrender of such holder's certificate representing such shares of Company Stock.. From and after the Effective Time, a holder of any Dissenting Company Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost his rights to appraisal under the DGCL, that holder's shares of Company Stock shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration without any interest.

      SECTION 2.02 Exchange of Certificates.

             (a) Exchange Procedure. At the Closing or as soon as reasonably practicable thereafter, the Company on behalf of its stockholders shall deliver the Company Stock, Company Warrants and Company Options to the Acquisition Sub and the Acquisition Sub shall deliver the Merger Consideration to the Company for distribution to its stockholders In the event of a transfer of ownership of shares of Company Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the number of shares of Parent Common Stock into which the shares of Company Stock theretofore represented by such Certificate shall have been converted pursuant to Section
2.01. No interest will be paid or will accrue on any cash payable upon the surrender of any Certificate. In the event any Certificate shall have been lost, stolen or destroyed, the Parent may, in its discretion and as a condition precedent to the payment of the Merger Consideration in respect of the shares represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Parent or the Surviving Corporation.

            (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and paid to the record holder of the Certificate, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Parent Common Stock, without interest, and, at the appropriate payment date, the amount of dividends or other distributions having a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender that are payable with respect to such whole shares of Parent Common Stock.

            (c) No Further Ownership Rights in Company Stock. All shares of Parent Common Stock exchanged upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company for any reason, they shall be canceled and exchanged as provided in this Article II.

            (d) No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interest shall not entitle the owner thereof to vote or to any rights of a stockholder. In lieu of any such fractional shares, each holder of Company Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of stock certificates for exchange pursuant to this Article II shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the average of the closing prices as reported by the Over-the-Counter Bulletin Board for the five (5) trading days ending two business days prior to the Effective Time.

            (f) No Liability. Neither the Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Stock for any Merger Consideration or cash properly and legally delivered to a public official pursuant to any abandoned property, escheat or similar law.

            (g) Withholding Rights. Each of the Surviving Corporation and the Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, the Surviving Corporation or the Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding were made by the Surviving Corporation or the Parent, as the case may be.



                                 ARTICLE III

                Representations and Warranties of the Company

      The Company represents and warrants to the Parent and the Acquisition Sub as follows:

      SECTION 3.01 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not be reasonably expected to (i) prevent or materially delay the consummation of the Merger, or
(ii) have a material adverse effect (as defined in Section 9.03) on the Company. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. The Company has made available to the Parent complete and correct copies of its Certificate of Incorporation and Bylaws.

      SECTION 3.02 Subsidiaries. Except as set forth in Section 3.062 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

      SECTION 3.03 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock of which 4,099,997 shares are issued and outstanding, and 5,000,000 shares of preferred stock of which 3,000,000 have been designated as Series A. There are 2,250,000 shares of Series A issued and outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. As of the date of this Agreement, there were 4,074,994 Company Warrants and 600,000 Company Options outstanding. Except as set forth above, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or on Section 3.03 of the Disclosure Schedule, or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

      SECTION 3.04   Authority.

            (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject to approval by Company stockholders and the filing of the Certificate of Merger in Delaware and the Articles and Plan of Merger in Florida. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the Parent and the Acquisition Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

            (b) The Board of Directors of the Company duly and unanimously adopted resolutions (i) approving this Agreement and the Merger, (ii) determining that the terms of the Merger are in the best interests of, the Company's stockholders, and (iii) recommending that the Company's stockholders approve and adopt this Agreement.

            (c) Holders of a majority of the shares of Company Stock have executed a written consent adopting resolutions approving this Agreement and the Merger.

      SECTION 3.05 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of Section 251 of the DGCL, and the filings contemplated in connection with the Merger, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger), (iii) except as set forth in Section 3.05 of the disclosure schedule annexed hereto (the "Disclosure Schedule"), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or its properties or assets may be bound; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that could not reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger.

      SECTION 3.06 Financial Statements. The audited financial statements of the Company set forth in Section 3.06 of the Disclosure Schedule as of and for the year ended October 31, 2005, (the "Balance Sheet Date") and the unaudited financial statements for the quarter ended January 31, 2006 set forth in Section
3.06 of the Disclosure Schedule comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission (the "SEC") and the Public Company Accounting Oversight Board (the "PCAOB") with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as at the dates thereof and the results of the Company's operations and cash flows for the periods then ended.

      SECTION 3.07 Absence of Certain Changes or Events. Except as set forth in
Section 3.07 of the Disclosure Schedule, since the Balance Sheet Date, the Company has conducted its businesses only in the ordinary course consistent with past practice, there has not been any material adverse change (as defined in Section 9.03) with respect to the Company. Except as set forth in Section 3.07 of the Disclosure Schedule, since the Balance Sheet Date, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company's capital stock or any redemption, purchase or other acquisition of any of its capital stock, (ii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) any material change in accounting methods, principles or practices by the Company, (iv) (w) any granting by the Company to any employee of the Company of any increase in compensation except as provided for in written employment agreement15, (x) any granting by the Company to any employee of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, or as was required under employment, severance or termination agreements in effect as of the Balance Sheet Date, (y) except employment arrangements in the ordinary course of business consistent with past practice with employees, any entry by the Company into any employment, severance or termination agreement with any employee, or (z) any increase in or establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, (v) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on the Company, (vi) any amendments or changes in the Certificate of Incorporation or Bylaws of the Company, (vii) any material revaluation by the Company of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, (viii) any increase in debt over $50,000 or (ix) any other action or event that would have required the consent of the Parent pursuant to Section 5.01 had such action or event occurred after the date of this Agreement.

      SECTION 3.08 No Undisclosed Liabilities. Except as and to the extent set forth in Section 3.08 of the Disclosure Schedule, as of the Balance Sheet Date, to the knowledge of the Company, the Company did not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of the Company (including the notes thereto). Since the Balance Sheet Date, except as and to the extent set forth in Section 3.08 of the Disclosure Schedule and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice, the Company has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that could be reasonably expected to have a material adverse effect on the Company, or would be required by GAAP to be reflected on a consolidated balance sheet of the Company (including the notes thereto).

      SECTION 3.09 Benefit Plans. The Company has not adopted any employee benefit plans.

      SECTION 3.10 Other Compensation Arrangements. Except as disclosed in
Section 3.10 of the Disclosure Schedule, and except as provided in this Agreement, as of the date of this Agreement, the Company is not a party to any oral or written (i) consulting agreement that is not terminable on not more than 30 calendar days notice, or union or collective bargaining agreement, (ii) agreement with any executive officer or other key employee of the Company (iii) agreement with a third party in which a Company officer or other employee is a shareholder, partner, consultant or employee or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan.

      SECTION 3.11 Litigation. Except as disclosed in Section 3.11 of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity or, to the best knowledge of the Company, threatened against the Company that could reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. Except as disclosed in Section 3.11 of the Disclosure Schedule, the Company is not subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger.

      SECTION 3.12 Permits; Compliance with Law. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that could not reasonably be expected to have a material adverse effect on the Company. The Company is in compliance with the terms of the Company Permits, except where the failure so to comply could not reasonably be expected to have a material adverse effect on the Company. Except as disclosed in Section 3.12 of the Disclosure Schedule, to the knowledge of the Company, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that could not reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. As of the date of this Agreement, no investigation, inquiry or review by any Governmental Entity with respect to the Company is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation, inquiry or review, other than, in each case, those the outcome of which could not be reasonably expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger.

      SECTION 3.13   Tax Matters.

            (a) The financial statements of the Company (the "Company Financial Statements") reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof through the Balance Sheet Date). The unpaid taxes do not exceed that reserve as adjusted for the passage of time through the Closing Date.

            (b) The Company completed its first fiscal year on October 31, 2005, and has not yet filed a tax return, and the Company is not under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company. No claim has ever been made by an authority in a jurisdiction where Company does not file tax returns that it is or may be subject to taxation by that jurisdiction.

            (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

            (d) No liens for taxes exist with respect to any assets or properties of the Company, except for liens for taxes not yet due.

            (e) The Company is not liable for taxes of any other person nor is the Company a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

            (f) The Company shall not be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law.

            (g) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, withholding and other taxes, tariffs or governmental charges of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

            (h) The Company has not filed a consent pursuant to or agreed to the application of Section 341(f) of the Code.

            (i) Except as set forth in Section 3.13 of the Disclosure Schedule, the Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

            (j) Except as set forth in Section 3.13 of the Disclosure Schedule, the Company has not entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law).

            (k) The Company is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

            (l) The Company has never been a Subchapter S corporation (as defined in Section 1361 (a)(1) of the Code).

            (m) All material elections with respect to taxes affecting the Company are disclosed or attached to the Company's tax returns.

            (n) There are no private letter rulings in respect of any tax pending between the Company and any taxing authority.

            (o) The Company is not a "United States real property holding company" as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      SECTION 3.14 Intellectual Property.

            (a) Except as set forth in Section 3.14(a) of the Disclosure Schedule, except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a material adverse effect on the Company:

                  (1) the Company owns an interest in, or is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted;

                  (2) except as set forth in Section 3.14(a) of the Disclosure Schedule, no claims are pending or, to the best knowledge of the Company, threatened that the Company is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by and/or licensed to the Company and, to the best knowledge of the Company, there are no valid grounds for any such claims;

                  (3) except as set forth in Section 3.14(a) of the Disclosure Schedule, to the best knowledge of the Company, no person is infringing on or otherwise violating any right of the Company with respect to any Intellectual Property owned by and/or licensed to the Company.

                  (4) to the knowledge of the Company, there are no valid grounds for any claim challenging the ownership or validity of any Intellectual Property owned by the Company or challenging the Company's license or legally enforceable right to use any Intellectual Property licensed by it; and

                  (5) to the knowledge of the Company, all patents, registered trademarks, service marks and copyrights held by the Company are valid and subsisting.

            (b) For purposes of this Agreement, "Intellectual Property" means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code and data); licenses, immunities, covenants not to sue and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

            (c) Section 3.14(c) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Parent or its counsel correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 3.14(c) of the Disclosure Schedule also identifies each registered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 3.14(c) of the Disclosure Schedule:

                  (i) to the knowledge of the Company, the Company possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

                  (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (iii) the Company has not received notice of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (iv) The Company has not agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item, other than customary intellectual indemnities contained in its customer agreements.

            (d) Section 3.14(d) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission, other than "off the shelf" software licensed to the Company pursuant to shrinkwrap or clickwrap agreements. The Company has delivered to the Parent or its counsel correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3.14(d) of the Disclosure
Schedule:

                  (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                  (ii) no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                  (iii) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof; and

                  (iv) the Company not has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission in violation of such license, sublicense, agreement or permission.

      SECTION 3.15 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock voting as a class is the only vote of the holders of any class of capital stock of the Company necessary to approve this Agreement and the Merger.

      SECTION 3.16 Labor Matters. Except as set forth in Section 3.16 of the Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company and any of its employees, which controversies have had, or could reasonably be expected to have, a material adverse effect; (ii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and (iii) the Company does not have any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company which could reasonably be expected to have a material adverse effect.

      SECTION 3.17 Title to Property. Except as set forth in Section 3.17 of the Disclosure Schedule, the Company has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a material adverse effect; and, to the knowledge of the Company, all leases pursuant to which the Company leases from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a material adverse effect.

      SECTION 3.18 Environmental Matters. Except as set forth in Section 3.18 of the Disclosure Schedule, and except in all cases as have not had and could not reasonably be expected to have a material adverse effect, to the best knowledge of the Company, the Company (i) has obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") by the Company (or its agents); (ii) is in compliance with all terms and conditions of such required permits, licenses and authorization, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, is not aware of nor has received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against the Company based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company (or any of its agents) thereunder.

      SECTION 3.19 Accounts Receivable. The accounts receivable of the Company as reflected in the Balance Sheet Date financial statements, to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of the Company, are valid and existing and represent monies due, and the Company has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof, except for such refunds, adjustments, defenses, rights of setoff, assignments, restrictions, encumbrances or conditions as would not reasonably be expected to have a material adverse effect.

      SECTION 3.20 Customers. Except as set forth in Section 3.20 of the Disclosure Schedule, since inception there have not been any changes in the business relationships of the Company with any of its merchants or customers that would constitute a material adverse effect.

      SECTION 3.21 Interested Party Transactions. Except as set forth in Section
3.21 of the Disclosure Schedule, since inception, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-B promulgated by the SEC.

      SECTION 3.22 Absence of Certain Payments. None of the Company, any of its subsidiaries or any of their respective affiliates, officers, directors, employees or agent or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977, or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. None of the Company, or any of its affiliates, directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

      SECTION 3.23 Insurance. The Company maintains all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies reasonably required for its business and assets, such policies are with reputable insurance carriers, provide coverage of all normal risks incident to the business of the Company and its properties and assets and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except as could not reasonably be expected to have a material adverse effect. With respect to each such insurance policy: (a) to the Company's knowledge, the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) neither the Company nor any other party to the policy is in material breach or material default (including with respect to the payment of premiums or the giving of notices), and, to the Company's knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a material breach or material default, or permit termination, modification, or acceleration, under the policy; and (c) no party to the policy has provided the Company with notice of repudiation of any material provision thereof.

      SECTION 3.24 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by the Company to the Parent and the Acquisition Sub in, or pursuant to the provisions of, this Agreement, contains or will contain any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. To the Company's knowledge, there is no fact known to the Company that has not been disclosed in writing to the Parent that would reasonably be expected to have or result in a material adverse effect.

      SECTION 3.25 Contracts. Section 3.25 of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

            (a) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $25,000 per annum;

            (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $10,000;

            (c) any agreement concerning a partnership or joint venture;

            (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

            (e) any material agreement concerning confidentiality or noncompetition;

            (f) any material agreement between the Parent and its affiliates;

            (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

            (h) any collective bargaining agreement;

            (i) any agreement for the employment of any individual on a full-time basis;

            (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

            (k) any agreement under which the consequences of a default or termination would have a material adverse effect on the business, financial condition, operations or results of operations of the Parent or a Parent Subsidiary; or

            (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

      The Company has delivered to the Parent or its counsel a complete copy of each written agreement listed in Section 3.25 of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 3.25 of the Disclosure Schedule. With respect to each such agreement: (i) the agreement is valid and binding on the Company and in full force and effect in all material respects;
(ii) to the Company's knowledge, no party is in material breach or default, and, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) no party has provided the Company with notice of repudiation of any material provision of the agreement.

      SECTION 3.26 Real Property. The Company does not own any real property.
Section 3.26 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. Company has delivered to the Parent or its counsel correct and complete copies of the leases and subleases listed in
Section 3.26 of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 3.26 of the Disclosure Schedule, except as otherwise stated therein:

            (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

            (b) no party to the lease or sublease is in material breach or material default, and, to the Company's knowledge, no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

            (c) to the Company's knowledge, no party to the lease or sublease has repudiated any material provision thereof;

            (d) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

            (e) The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

            (f) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, except where the lack of such approvals, licenses or permits would not have a material adverse effect on the Parent, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

      SECTION 3.27 No Other Representations. The Company and Company stockholders shall not be deemed to have made a representation or warranty to the Parent or the Acquisition Sub other than those expressly set forth in Sections 3.01 through 3.26 above.

                                  ARTICLE IV

     Representations and Warranties of the Parent and the Acquisition Sub

      Each of the Parent and the Acquisition Sub represents and warrants to the Company as of the date hereof and as of the Closing that, except as otherwise provided in the Disclosure Schedule or in the Parent's SEC Documents as follows:

      SECTION 4.01 Organization. Each of the Parent, the Acquisition Sub and the Parent Subsidiaries (as defined in Section 4.02) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not be reasonably expected to (i) prevent or materially delay the consummation of the Merger or (ii) have a material adverse effect on the Parent, the Acquisition Sub or the Parent Subsidiaries. Each of the Parent, the Acquisition Sub and the Parent Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a material adverse effect on the Parent, the Acquisition Sub or the Parent Subsidiaries or prevent or materially delay the consummation of the Merger. Each of the Parent and the Acquisition Sub has made available to the Company, and the Parent has caused each of the Parent Subsidiaries to make available to the Company, complete and correct copies of its certificate of incorporation and bylaws.

      SECTION 4.02 Subsidiaries. The only subsidiaries of the Parent other than the Acquisition Sub are listed in Section 4.02(a) of the Disclosure Schedule ("Parent Subsidiaries" or individually, a "Parent Subsidiary"). All the outstanding shares of capital stock or membership interests of the Acquisition Sub and each Parent Subsidiary are owned by the Parent or by another Parent Subsidiary as set forth in Section 4.02(a) of the Disclosure Schedule, free and clear of all Liens, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of the Acquisition Sub and the Parent Subsidiaries or as set forth on Section 4.02 of the Disclosure Schedule, the Parent does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

      SECTION 4.03 Capitalization. The authorized capital stock of the Parent consists of one hundred million (100,000,000) shares of Parent Common Stock. As of the date of this Agreement, (i) 32,157,560 shares of Parent Common Stock were issued and outstanding, and (ii) listed on Section 4.03 of the Disclosure Schedule are outstanding Parent Options Parent Warrants. Except as set forth above, shares issued upon the exercise of Parent Derivative Stock and securities to be issued by the Parent to Superior Associates as consideration to modify its consulting agreement as reflected on Section 4.03 of the Disclosure Schedule, since the date of this Agreement no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Parent are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Parent may vote. Except as set forth above, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Parent, the Acquisition Sub or any Parent Subsidiary is a party or by which any of them is bound obligating the Parent, the Acquisition Sub or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Parent, the Acquisition Sub or of any Parent Subsidiary obligating the Parent, the Acquisition Sub or any Parent Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations (i) of the Parent, the Acquisition Sub or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent, the Acquisition Sub or any Parent Subsidiary or (ii) of the Parent to vote or to dispose of any shares of the capital stock of any of the Acquisition Sub or any Parent Subsidiary. Except as set forth in Section 4.03 of the Disclosure Schedule, there are no restrictions on the right of the Parent or the Acquisition Sub to vote or dispose of any shares of the capital stock of the Acquisition Sub or any Parent Subsidiary. The authorized capital stock of the Acquisition Sub consists of 100 shares of common stock, par value, $0.001 (the "Acquisition Sub Common Stock"), 100 of which are issued and outstanding as of the date hereof. The Parent owns all issued and outstanding shares of the Acquisition Sub Common Stock.


      SECTION 4.04 Authority. Each of the Parent and the Acquisition Sub has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly authorized by all necessary corporate action on the part of the Parent and the Acquisition Sub and no other corporate proceedings on the part of the Parent or the Acquisition Sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by the Parent and the Acquisition Sub, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of the Parent and the Acquisition Sub enforceable against each of them in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally. The Board of Directors of each of the Parent and the Acquisition Sub, unanimously adopted resolutions approving this Agreement and the Merger.

      SECTION 4.05 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934 (the "Exchange Act"), Section 251 of the DGCL and Section 607.1101 of the Florida Act, neither the execution, delivery or performance of this Agreement by the Parent and the Acquisition Sub nor the consummation by the Parent and the Acquisition Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate or articles of incorporation or bylaws of the Parent or the Acquisition Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not be reasonably expected to prevent or materially delay the consummation of the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Parent or the Acquisition Sub is a party or by which either of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent or the Acquisition Sub or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults that could not be reasonably be expected to have a material adverse effect on the Parent or prevent or materially delay the consummation of the Merger.

      SECTION 4.06 SEC Reports and Financial Statements. The Parent has filed with the SEC, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents (other than preliminary materials) required to be filed by it under the Exchange Act from and after January 1, 2005 (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Parent SEC Documents"). The Parent SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder (and to the extent applicable, the PCAOB). The financial statements of the Parent included in the Parent SEC Documents (the "Parent Financial Statements"), heretofore delivered to the Company, as of the dates thereof comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC and the PCAOB with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which will be material) the consolidated financial position of the Parent and its consolidated Parent Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. None of the Parent Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

      SECTION 4.07 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents or as set forth in Section 4.07 of the Disclosure Schedule, since the Balance Sheet Date, the Parent, the Acquisition Sub and the Parent Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been any material adverse change (as defined in Section 9.03) with respect to the Parent, the Acquisition Sub or the Parent Subsidiaries. Except as disclosed in the Parent SEC Documents or as set forth in Section 4.07 of the Disclosure Schedule, since the Balance Sheet Date, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to the Parent's capital stock or any redemption, purchase or other acquisition of any of its capital stock, (ii) any split, combination or reclassification of any of the Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) any material change in accounting methods, principles or practices by the Parent (except insofar as may be required by a change in GAAP), (iv) (w) any granting by the Parent, the Acquisition Sub or any of the Parent Subsidiaries to any executive officer of the Parent, the Acquisition Sub or any of the Parent Subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice or as was required under employment agreements in effect as of the Balance Sheet Date, (x) any granting by the Parent, the Acquisition Sub or any of the Parent Subsidiaries to any such officer of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, or as was required under employment, severance or termination agreements in effect as of the Balance Sheet Date, (y) except employment arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Parent, the Acquisition Sub or any of the Parent Subsidiaries, as applicable, any entry by the Parent, the Acquisition Sub or any of the Parent Subsidiaries, as applicable, into any employment, severance or termination agreement with any such employee or executive officer, or (z) any increase in or establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, (v) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on the Parent, (vi) any amendments or changes in the certificate or articles of incorporation or bylaws of the Parent, or Acquisition Sub or the Parent Subsidiaries (vii) any material revaluation by the Parent of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (viii) any other action or event that would have required the consent of the Company pursuant to Section 5.01 had such action or event occurred after the date of this Agreement.

      SECTION 4.08 No Undisclosed Liabilities. To the knowledge of the Parent, except as and to the extent set forth in the Parent SEC Documents or in Section
4.08 of the Disclosure Schedule, as of the Balance Sheet Date, none of the Parent, the Acquisition Sub or the Parent Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company, the Acquisition Sub and the Parent Subsidiaries (including the notes thereto). To the knowledge of the Parent, since the Balance Sheet Date, except as and to the extent set forth in the Parent SEC Documents or in Section 4.08 of the Disclosure Schedule and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice, none of the Parent, the Acquisition Sub and the Parent Subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that could be reasonably expected to have a material adverse effect on the Parent, the Acquisition Sub or the Parent Subsidiaries or would be required by GAAP to be reflected on a consolidated balance sheet of the Parent, the Acquisition Sub and the Parent Subsidiaries (including the notes thereto).

       SECTION 4.09 Benefit Plans. The Parent and Acquisition Sub have no benefit plans or other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, maintained or contributed to, or required to be maintained or contributed to, by the Parent, the Acquisition Sub or the Parent Subsidiaries for the benefit of any present or former employee, officer or director.

      SECTION 4.10 Other Compensation Arrangements. Except as disclosed in
Section 4.10 of the Disclosure Schedule, and except as provided in this Agreement, as of the date of this Agreement, the Parent and Acquisition Sub are not a parties to any oral or written (i) consulting agreement that is not terminable on not more than 30 calendar days notice, or union or collective bargaining agreement, (ii) agreement with any executive officer or other key employee of the Parent or Acquisition Sub (iii) agreement with a third party in which a Parent of Acquisition Sub officer or other employee is a shareholder, partner, consultant or employee or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan.

      SECTION 4.101 Litigation. Except as disclosed in the Parent SEC Documents or Section 4.11 of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity or, to the best knowledge of the Parent, threatened against the Parent, the Acquisition Sub or any of the Parent Subsidiaries that could reasonably be expected to have a material adverse effect on the Parent, the Acquisition Sub or any of the Parent Subsidiaries or prevent or materially delay the consummation of the Merger. Except as disclosed in the Parent SEC Documents or Section 4.11 of the Disclosure Schedule, none of the Parent, the Acquisition Sub or any of the Parent Subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a material adverse effect on the Parent or prevent or materially delay the consummation of the Merger.

      SECTION 4.112 Permits; Compliance with Law. The Parent, the Acquisition Sub and the Parent Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that could not reasonably be expected to have a material adverse effect on the Parent. The Parent, the Acquisition Sub and the Parent Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply could not reasonably be expected to have a material adverse effect on the Parent, the Acquisition Sub or a Parent Subsidiary, as applicable. Except as disclosed in the Parent SEC Documents or in
Section 4.11 of the Disclosure Schedule, to the knowledge of the Parent, the businesses of the Parent, the Acquisition Sub and the Parent Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that could not reasonably be expected to have a material adverse effect on the Parent, the Acquisition Sub or a Parent Subsidiary or prevent or materially delay the consummation of the Merger. As of the date of this Agreement, no investigation, inquiry or review by any Governmental Entity with respect to the Parent, the Acquisition Sub or any Parent Subsidiary is pending or, to the best knowledge of the Parent, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation, inquiry or review, other than, in each case, those the outcome of which could not be reasonably expected to have a material adverse effect on the Parent or prevent or materially delay the consummation of the Merger. The Parent is and at all times has been in full compliance with the Sarbanes-Oxley act of 2002 ("SOX"). In furtherance of this representation, and without limiting the foregoing, the Parent has taken those actions set forth on
Section 4.12 of the Disclosure Schedule and copies of the written procedures and policies adopted to comply with SOX are attached to Section 4.12 of the Disclosure Schedule.

      SECTION. 4.13  Tax Matters.

            (a) As of the Closing, the Parent, the Acquisition Sub and each of the Parent Subsidiaries has filed all tax returns and reports required to be filed by it, the failure of which filing would be reasonably expected to have a material adverse effect on the Parent, the Acquisition Sub or a Parent Subsidiary or prevent or materially delay the consummation of the Merger. As of the Closing, all such returns are complete and correct in all material respects (except to the extent a reserve has been established on its most recent financial statements contained in the Parent SEC Documents). As of the Closing, each of the Parent, the Acquisition Sub and the Parent Subsidiaries has paid (or the Parent has paid on its subsidiaries' behalf) all taxes required to be paid by it (without regard to whether a tax return is required or to the amount shown on any tax return), except taxes for which an adequate reserve has been established on its most recent financial statements. As of the Closing, the most recent financial statements reflect an adequate reserve for all taxes payable by the Parent and the Parent Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. The unpaid taxes do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent and each Parent Subsidiary in filing their tax returns.

            (b) Except as set forth in Section 4.13 of the Disclosure Schedule, no material tax return of the Parent, the Acquisition Sub or any of the Parent Subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Parent, the Acquisition Sub or any of the Parent Subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issues relating to taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to taxes were raised in writing by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The tax returns of the Parent and the Parent Subsidiaries have not been examined by and/or settled with any Governmental Entity. No claim has ever been made by an authority in a jurisdiction where the Parent or the Parent Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction.

            (c) With regard to the Parent and the Parent Subsidiaries, there is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

            (d) No liens for taxes exist with respect to any assets or properties of the Parent, the Acquisition Sub or any of the Parent Subsidiaries, except for liens for taxes not yet due.

            (e) None of the Parent, the Acquisition Sub or any of the Parent Subsidiaries is liable for taxes of any other person (other than taxes of the Parent, the Acquisition Sub and the Parent Subsidiaries,) or is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

            (f) None of the Parent, the Acquisition Sub or any of the Parent Subsidiaries shall be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law.

            (g) Neither the Parent nor, to the best knowledge of the Parent, the Acquisition Sub or any of the Parent Subsidiaries has filed a consent pursuant to or agreed to the application of Section 341(f) of the Code.

            (h) Except as set forth in Section 4.13 of the Disclosure Schedule, none of the Parent, the Acquisition Sub or any of the Parent Subsidiaries is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

            (i) Except as set forth in Section 4.13 of the Disclosure Schedule, none of the Parent, the Acquisition Sub or any of the Parent Subsidiaries has entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law).

            (j) None of the Parent, the Acquisition Sub or any of the Parent Subsidiaries is a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

            (k) None of the Parent, the Acquisition Sub or any of the Parent Subsidiaries has ever been a Acquisition Subchapter S corporation (as defined in Section 1361 (a)(1) of the Code).

            (l) All material elections with respect to taxes affecting the Parent, the Acquisition Sub and the Parent Subsidiaries are disclosed or attached to the Parent's tax returns.

            (m) There are no private letter rulings in respect of any tax pending between the Parent, the Acquisition Sub or a Parent Subsidiary and any taxing authority.

      SECTION. 4.14 Brokers. No broker, investment banker, financial advisor or other person, , the fees and expenses of which will be paid by the Parent, is entitled to any broker's fees, finder's fees, financial advisor's fees or other similar fees or commissions in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.

      SECTION 4.15 Intellectual Property. The Parent and the Acquisition Sub have no intellectual property.

      SECTION. 4.16 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Acquisition Sub Common Stock is the only vote of the holders of any class of capital stock of the Acquisition Sub, or any Parent Subsidiary, the Parent necessary to approve this Agreement and the Merger.

      SECTION 4.17 Labor Matters. The Parent and the Acquisition Sub have no liabilities and we unaware of controversies with employees, which controversies could be reasonably expected to have a material adverse effect on the Parent or the Acquisition Sub.

      SECTION.4.18 Title to Property. Except as set forth in Section 4.18 of the Disclosure Schedule, the Parent, the Acquisition Sub and each of the Parent Subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a material adverse effect; and, to the knowledge of the Parent, all leases pursuant to which the Parent, the Acquisition Sub or any of the Parent Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Parent, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a material adverse effect.

       SECTION 4.19 Environmental Matters. The Parent and the Acquisition Sub have no liabilities under any environmental laws or rules, which could be reasonably expected to have or result in a material adverse effect.

      SECTION. 4.20 Interested Party Transactions. Except as set forth in
Section 4.20 of the Disclosure Schedule or the Parent SEC Documents, since the Balance Sheet Date, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-B promulgated by the SEC.

      SECTION. 4.21 Absence of Certain Payments. None of the Parent, the Acquisition Sub and any of the Parent Subsidiaries or any of their respective affiliates, officers, directors, employees or agent or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977, or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. None of the Parent, the Acquisition Sub and any of the Parent Subsidiaries or any of their respective affiliates, directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

      SECTION 4.22 Insurance. The Parent and each Parent Subsidiary maintain all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies reasonably required for its business and assets, such policies are with reputable insurance carriers, provide coverage of all normal risks incident to the business of the Parent and the Parent Subsidiaries, as applicable, and their respective properties and assets and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except as could not reasonably be expected to have a material adverse effect. With respect to each such insurance policy: (a) to the Parent's and the Parent Subsidiary's knowledge, as applicable, the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) neither the Parent or the Parent Subsidiary, as applicable, nor any other party to the policy is in material breach or material default (including with respect to the payment of premiums or the giving of notices), and, to the Parent's knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a material breach or material default, or permit termination, modification, or acceleration, under the policy; and (c) no party to the policy has provided the Parent or a Parent Subsidiary with notice of repudiation of any material provision thereof.

      SECTION 4.23 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by the Parent to the Company in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. To the Parent's knowledge, there is no fact known to the Parent that has not been disclosed in writing to the Company that would reasonably be expected to have or result in a material adverse effect.

      SECTION 4.24 Acquisition Sub. The Acquisition Sub was organized under Florida law on February 27, 2006 and has not engaged in any business transactions or incurred any liabilities. Its only assets are organizational costs. Immediately prior to the Closing, Parent will make a capital contribution to Acquisition Sub consisting of the Parent Common Stock and Parent Derivative Stock which constitutes the Merger Consideration.

      SECTION 4.25 Real Property. Neither the Parent nor the Acquisition Sub owns any real property nor is either a party to a lease that is (i) terminable on more than 30 days' notice or (ii) could be reasonably expected to have a material adverse effect on the Parent or the Acquisition Sub.

      SECTION 4.26 No Other Representations. The Parent and the Parent stockholders shall not be deemed to have made a representation or warranty to the Company other than those expressly set forth in Sections 4.01 through 4.25 above.

                                  ARTICLE V

                                  Covenants

      SECTION 5.01 Covenants. Each of the Company and the Parent agrees as to itself, the Acquisition Sub and the Parent Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as set forth in the Disclosure Schedule or to the extent that the other party shall otherwise consent in writing in advance), from and after the execution of this Agreement through the earlier of Closing or termination of this Agreement:

            (a) Ordinary Course. Each of the Company and the Parent shall, and the Parent shall cause the Parent Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course and each of the Company and the Parent shall, and the Parent shall cause the Parent Subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with the Company or the Parent and the Parent Subsidiaries, respectively.

            (b) Dividends; Changes in Stock. Except for the reverse split, the dividend to warrant holders and exchange offer required by Article VII, neither the Company nor the Parent shall, and the Parent shall not permit the Acquisition Sub or any of the Parent Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or the capital stock of its subsidiaries or any other securities thereof.

            (c) Issuance of Securities. Except as contemplated by this Agreement, neither the Company nor the Parent shall, and the Parent shall not permit the Acquisition Sub or any of the Parent Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest (including stock appreciation rights or phantom stock) other than (i) the issuance of shares of the Parent Common Stock upon the exercise of the Parent Options outstanding on the date of this Agreement and in accordance with the terms of such the Parent Options or Parent Warrants, (ii) issuances by a wholly-owned subsidiary of the Parent of its capital stock to its parent, or
(iii) the issuance of up to 1,100,000 shares of Company Stock to service providers, suppliers and distributors.

            (d) Governing Documents. Except for the requirement that the Parent shall reincorporate under the laws of the State of Delaware as required under
Article VII below, neither the Company nor the Parent shall, and the Parent shall not permit the Acquisition Sub or any of the Parent Subsidiaries to, amend or propose to amend its certificate or articles of incorporation or bylaws (or similar organizational documents).

            (e) No Acquisitions. Neither the Company nor the Parent shall, and the Parent shall not permit the Acquisition Sub or any of the Parent Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any substantial assets of (other than inventory and equipment in the ordinary course consistent with past practice, to the extent not otherwise prohibited by this Agreement), or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof.

            (f) No Dispositions. Other than dispositions in the ordinary course of business consistent with past practice, neither the Company nor the Parent shall, and the Parent shall not permit any of the Parent Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets.

            (g) Indebtedness. Neither the Company nor the Parent shall, and the Parent shall not permit the Acquisition Sub or any of the Parent Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or the Parent, the Acquisition Sub or any of the Parent Subsidiaries, guarantee any debt securities of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than, with respect to both clause (i) and (ii) above, any advances to employees in accordance with past practice. Provided, however, that Parent is entitled to incur debt to pay professionals in connection with the filing of its Form 10-QSB for the quarter ended January 31, 2006.

            (h) Advice of Changes; Filings. Each of the Company and the Parent shall confer with the other party on a regular and frequent basis as reasonably requested by the other party, report on operational matters and promptly advise the other party orally and, if requested by the other party, in writing of any change or event having, or which, insofar as can reasonably be foreseen, is likely to have, a material adverse effect on the Company or the Parent, as applicable. Each of the Company and the Parent shall promptly provide to the other party (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

            (i) Accounting Changes. Neither the Company nor the Parent shall make any material change, other than in the ordinary course of business, consistent with past practice, or as required by the SEC, PCAOB or law, with respect to any accounting methods, principles or practices used by such party (except insofar as may be required by a change in GAAP, of which the other party shall be promptly notified).

            (j) Discharge of Liabilities. Except for fees and expenses related to the transactions contemplated herein, neither the Company nor the Parent shall, and the Parent shall not permit the Acquisition Sub or any of the Parent Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of (i) liabilities recognized or disclosed in the Parent Financial Statements, (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or
(iii) the liabilities of the Parent set forth in Section 5.01(j) of the Disclosure Schedule. Neither the Company nor the Parent shall, and the Parent shall not permit any of the Parent Subsidiaries to, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which such party or any of its subsidiaries is a party.

            (k) Compensation of Employees. Neither the Company nor the Parent or any of the Parent Subsidiaries will, without the prior written consent of the other party, except as may be required by law or otherwise provided in this Agreement, (i) enter into, adopt, amend or terminate any employee benefit planor any agreement, arrangement, plan or policy for the benefit of any director, executive officer or current or former key employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, executive officer or key employee, except as required by any employee benefit plan or agreement with such employees existing on the date of this Agreement,
(iii) enter into, adopt, amend or terminate any employee benefit plan or agreement, arrangement, plan or policy for the benefit of any employees other than increases in compensation as required by written agreement, copies of which are identified in Section 5.01 of the Disclosure Schedule or (iv) pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including the granting of, acceleration of exercisability of or vesting of stock options, stock appreciation rights or restricted stock).

            (l) Material Contracts. Neither the Company nor the Parent or any of the Parent Subsidiaries shall (i) modify, amend or terminate any material contract or agreement to which the such party is a party, or (ii) waive, release or assign any material rights or claims.

            (m) No Dissolution, Etc. Neither the Company nor the Parent shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation of the Company or the Parent or any of its subsidiaries, respectively.

            (n) Tax Election. Except as set forth in Section 3.13 of the Disclosure Schedule, the Company shall not make any tax election or settle or compromise any material income tax liability. Except as set forth in Section . of the Disclosure Schedule, the Parent shall not make any tax election or settle or compromise and material income tax liability.

            (o) Other Actions. Neither the Company nor the Parent shall nor will the Parent permit any of the Parent Subsidiaries to take or agree or commit to take any action that is reasonably likely to result in any of the Company's or the Parent's, as applicable, representations or warranties hereunder being untrue in any material respect at, or as of any time prior to, the Effective Time.

            (p) General. Neither the Company nor the Parent shall, and the Parent shall not permit the Acquisition Sub or any of the Parent Subsidiaries to, authorize any of, or commit or agree to take any of, the foregoing actions described in this Section 5.01.

      SECTION 5.02   No Solicitation.

            (a) The Company and its officers, directors, employees, representatives and agents and the Parent and its officers, directors, employees, representatives and agents all shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as hereinafter defined). From and after the date hereof until the termination of this Agreement, neither the Company nor the Parent shall, nor the Parent shall not permit the Acquisition Sub or any of the Parent Subsidiaries to, authorize or permit any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if, at any time the Board of Directors of the Company or the Parent determines in good faith, after consultation with independent legal counsel (who may be such party's regularly engaged independent counsel), that it is necessary to do so in order to comply with its fiduciary duties to its stockholders under applicable law, the Company or the Parent, as applicable may, in response to an unsolicited Superior Proposal (as hereinafter defined), and subject to compliance with Section 5.02(d), (x) furnish information with respect to the Company or the Parent, as applicable, to the person making such unsolicited Superior Proposal pursuant to a confidentiality agreement in reasonably customary form, and (y) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company or the Parent, the Acquisition Sub and the Parent Subsidiaries, as applicable or 20% or more of any class of equity securities of the Company, or the Parent, the Acquisition Sub or any of the Parent Subsidiaries, as applicable, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or the Parent, the Acquisition Sub or any of the Parent Subsidiaries, any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or the Parent, the Acquisition Sub or any of the Parent Subsidiaries, as applicable, (other than the transactions between the parties hereto contemplated by this Agreement), or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which could reasonably be expected to dilute materially the benefits to the other party hereto of the transactions contemplated hereby. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Stock or the Parent Common Stock, as applicable, then outstanding or all or substantially all the assets of the Company or the Parent, as applicable, and otherwise on terms which the Board of Directors of the Company or the Parent, as applicable, determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders or the Parent's stockholders, as applicable than the terms of the Merger set forth in this Agreement.

            (b) Except as set forth in this Section 5.02, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Parent, the approval or recommendation of this Agreement or the Merger by the Board of Directors or such committee, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to the other provisions of Section 5.02) withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal (as defined above), cause the Company to enter into an agreement with respect to a Superior Proposal or terminate this Agreement, but in each case only at a time that is after the fifth business day following the Parent's receipt of written notice (a "Notice of Company Superior Proposal") advising the Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if the Company proposes to enter into an agreement with respect to any Acquisition Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to the Parent the Termination Fee (as such term is defined in Section 6.05(b).

            (c) Except as set forth in this Section 5.02, neither the Board of Directors of the Parent nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation of this Agreement or the Merger by the Board of Directors or such committee, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iii) cause the Parent to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Parent determines in good faith, after consultation with independent legal counsel (who may be the Parent's regularly engaged independent counsel), that it is necessary to do so in order to comply with its fiduciary duties to the Parent's stockholders under applicable law, the Board of Directors of the Parent may (subject to the other provisions of Section 5.02) withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below), cause the Company to enter into an agreement with respect to a Superior Proposal or terminate this Agreement, but in each case only at a time that is after the fifth business day following the Company's receipt of written notice (a "Notice of Parent Superior Proposal") advising the Company that the Board of Directors of the Parent has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if the Parent proposes to enter into an agreement with respect to any Acquisition Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to the Company the Termination Fee).

            (d) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.02, the Company shall promptly advise the Parent orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. In addition to the obligations of the Parent set forth in paragraphs (a) and (c) of this Section 5.02, the Parent shall promptly advise the Company orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal.

            (e) Nothing contained in this Section 5.02 shall prohibit the Company or the Parent from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of the Company or the Parent, as applicable, after consultation with independent legal counsel (who may be such party's regularly engaged independent counsel), failure so to disclose would be inconsistent with its fiduciary duties to its stockholders under applicable law; provided, however, none of the Company, the Parent nor their respective Boards of Directors nor any committee thereof shall, except as permitted by Section 5.02(b) or (c), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

      SECTION 5.03 Trading Restrictions The Parent shall use its best efforts to cause each of its officers and directors not to sell, transfer, assign or otherwise dispose of any shares of the Parent Common Stock prior to the Closing Date. The Company shall use its best efforts to cause each of its officers, directors and stockholders not to sell, transfer, assign or otherwise dispose of any shares of Company Stock prior to the Closing Date.

      SECTION 5.04 Other Actions. Except as contemplated by Section 5.02 or the other provisions of this Agreement, neither the Company nor the Parent shall, and the Parent shall not permit the Acquisition Sub or any of the Parent Subsidiaries to, take any action that could reasonably be expected to result in
(i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Merger set forth in
Article VII hereof not being satisfied in all material respects.

      SECTION 5.05 The Parent and the Parent Subsidiary Liabilities / Cash at Closing. As of the Effective Time, the Parent shall cause all liabilities and obligations of the Parent and each Parent Subsidiary (including legal, accounting and financial advisor fees) to be satisfied in full other than those liabilities and obligations referenced in Article VII below.



                                  ARTICLE VI

                            Additional Agreements

      SECTION 6.01 Lock-Up Agreement. The Parent shall cause Jacob Herskovits
6.01 to execute and deliver to the Parent a Lock-Up Agreement, in substantially the form attached hereto as Exhibit B, which will permit Mr. Herskovits to sell no more than 50,000 shares of the Parent Common Stock per 30 day period for the 180 days immediately following the Closing Date.

      SECTION 6.02 Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which it shall use reasonable efforts to be released), the Company and the Parent shall, and the Parent shall cause each of the Parent Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel and other representatives of the other party access, during normal business hours to all their respective properties, books, contracts, commitments and records and, during such period, the Company and the Parent shall (and shall cause each of its subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements, and (b) all other information concerning its business, properties and personnel as the other party may reasonably request.

      SECTION 6.03 Reasonable Efforts. Each of the Company, the Parent and the Acquisition Sub agrees to use its reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each of the Company, the Parent and the Acquisition Sub will, and the Parent shall cause the Acquisition Sub and each of the Parent Subsidiaries to, use its reasonable efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by the Parent, the Company, the Acquisition Sub or any of the Parent Subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of or hold separate any material assets.

      SECTION 6.04 Confidentiality. Prior to the Closing, each of the Company, the Acquisition Sub and the Parent shall, and shall cause its affiliates (as defined in Section 9.03) and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any information of any kind concerning the other party and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by such party, any of its affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to such party, any of its affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers on a nonconfidential basis, and (iii) information that is required to be disclosed by such party, any of its affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Entity; and provided further that such party promptly shall notify the other party of any disclosure pursuant to clause (iii) of this Section 6.04. Promptly after any termination of this Agreement, each of the Company, the Acquisition Sub and the Parent, and their respective representatives shall return to the other party or destroy all copies of documentation with respect to the other party that were supplied by or on behalf of the other party pursuant to this Agreement, without retaining any copy thereof, and destroy any notes or analyses such party, and/or its representatives may have prepared containing information derived from such materials.

      SECTION 6.05 Fees and Expenses. Except as provided in Article VII below, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

      SECTION 6.06 Indemnification; Insurance.

            (a) The Parent and the Acquisition Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company (the "Company Indemnified Parties") and the current or former directors or officers of the Parent (the "Parent Indemnified Parties") as provided in their respective certificates or articles of incorporation or bylaws (or similar organizational documents) or existing indemnification contracts shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of one (1) year.

            (b) This Section 6.06 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Parent, the Surviving Corporation, the Company Indemnified Parties and the Parent Indemnified Parties and their respective heirs, personal representatives, successors and assigns, and shall be binding on all successors and assigns of the Company, the Parent and the Surviving Corporation.



                                 ARTICLE VII

                                  Conditions

      SECTION 7.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

            (a) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority or other regulatory body required in connection with the execution, delivery and performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have a material adverse effect on the Company or the Parent, shall have been obtained without the imposition of any condition having a material adverse effect on Company or the Parent; and

            (b) No Governmental Entity or other regulatory body (including any court of competent jurisdiction) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, or any ruling, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, materially restricting or in any way preventing or prohibiting the Merger or the transactions contemplated by this Agreement; provided, however, that each of the parties shall have used reasonable efforts (subject to the other terms and conditions of this Agreement) to prevent the entry of any such injunction or other order.

            (c) The record date of the reverse stock split shall have passed.

            (d) The Parent shall have filed with the SEC its Form 10-QSB for the quarter ended January 31, 2006.

            (e) Prior to the Closing, Parent shall offer the stockholders who purchased its Parent Common Stock pursuant to that certain October 2004 private placement offering the opportunity to exchange said shares purchased for convertible notes containing such provisions as shall be reasonably acceptable to the Company.

      SECTION 7.02 Conditions to Obligations of the Parent and the Acquisition Sub to Effect the Merger. The obligations of the Parent and the Acquisition Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions.

            (a) There shall not have occurred any change, condition, event or development that has resulted in, or could reasonably be expected to result in, a material adverse effect on the Company;

            (b) The representations and warranties of the Company in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time;

            (c) The representations and warranties of the Company in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time;

            (d) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement;

            (e) An officer of the Company shall have delivered to the Parent and the Acquisition Sub a certificate to the effect that each of the conditions specified in Sections 7.02(a), (b), (c) and (d) is satisfied in all respects;

            (f) All authorizations, consents, waivers and approvals from parties to contracts or other agreements to which the Company is a party, or by which it is bound, as may be required to be obtained by it in connection with the performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have, individually or in the aggregate, a material adverse effect on Company, shall have been obtained;

            (g) The Parent shall have received an opinion, dated the Effective Time, of Harris Cramer LLP, counsel to the Company, in form and substance reasonably satisfactory to the Parent;

            (h) No suit, action or proceeding before any court or any governmental or regulatory authority shall have been commenced and be pending by any person against the Company, the Parent, the Acquisition Sub or any of their affiliates, associates, officers or directors (i) challenging the Merger, seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain any substantial damages relating to the consummation of the transactions contemplated by this Agreement,
(ii) seeking to prohibit or impose any material limitation on the ownership or operation by the Parent (or any of its affiliates or subsidiaries) of all or a material portion of the business or assets or properties of the Company or to compel the Parent (or any of its affiliates or subsidiaries) to dispose of or hold separate all or any portion of the business or assets of the Company, (iii) seeking to impose any material limitation upon the ability of the Parent (or any of its affiliates) effectively to acquire or hold or to exercise full rights of ownership of the Company, or (iv) which otherwise is reasonably likely to have a material adverse effect on the Company;

            (i) Prior to the Effective Time, Jacob Herskovits shall have cancelled, for no consideration, 9,000,000 shares of the Parent Common Stock held by him;

            (j) Except for the consulting agreement with Superior Associates, the Parent shall have terminated all leases and consulting agreements to which it, or any of the Parent Subsidiaries is a party;

            (k) The Parent shall have entered into an amendment of its consulting agreement with Superior Associates temporarily suspending the obligation to pay any fees pursuant to the consulting agreement, and providing that upon the Parent obtaining financing in excess of $1,250,000, the Parent shall resume paying consulting fees in the amount of $6,250 per month;

            (l) The Parent shall have entered into an agreement with Aboudi & Brounstein acknowledging a total balance due of $28,500 (covering $10,000 to complete the Merger, $3,500 for the Form 10-QSB and $15,000 for previous two Forms 10-QSB and previous Form 10-KSB), which Aboudi & Brounstein agrees to accept as payment in full upon the Parent obtaining financing in excess of $1,250,000;

            (m) The Parent shall have entered into an agreement with certain creditors referred to on Section 7.02 of the Disclosure Schedule acknowledging a total balance due of $75,314 which they collectively agree to accept as payment in full upon the Parent obtaining financing in excess of $1,250,000;

            (n) The Parent shall have entered into an agreement with a creditor regarding its existing note payable in the amount of $95,000 providing that one-half of the principal and interest due on the note shall be paid upon the Parent receiving financing in excess of $1,250,000 and the balance shall be due 120 days from the date of Closing;

            (o) The Company shall deliver to the Parent audited financial statements for its fiscal year ended October 31, 2005;



            (p) the Lock-up Agreement required by Section 6.01 shall be in full force and effect; and

            (q) the Closing Date shall be at least a day after the record date of the reverse split.

      SECTION 7.03 Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

            (a) There shall not have occurred any change, condition, event or development that has resulted in, or could reasonably be expected to result in, a material adverse effect on the Parent;

            (b) The representations and warranties of the Parent in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time;

            (c) The representations and warranties of the Acquisition Sub in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time;

            (d) The Parent and the Acquisition Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement;

            (e) The Parent and the Acquisition Sub each shall have delivered to the Company a certificate to the effect that each of the conditions specified in Sections 7.03(a), (b), (c) and (d) is satisfied in all respects;

            (f) All authorizations, consents, waivers and approvals from parties to contracts or other agreements to which the Company is a party, or by which it is bound, as may be required to be obtained by it in connection with the performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have, individually or in the aggregate, a material adverse effect on Company, shall have been obtained;

            (g) No suit, action or proceeding before any court or any governmental or regulatory authority shall have been commenced and be pending by any person against the Company, the Parent, the Acquisition Sub or any of their affiliates, associates, officers or directors (i) challenging the Merger, seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain any substantial damages relating to the consummation of the transactions contemplated by this Agreement,
(ii) seeking to prohibit or impose any material limitation on the ownership or operation by the Parent (or any of its affiliates or subsidiaries) of all or a material portion of the business or assets or properties of the Company or to compel the Parent (or any of its affiliates or subsidiaries) to dispose of or hold separate all or any portion of the business or assets of the Company, (iii) seeking to impose any material limitation upon the ability of the Parent (or any of its affiliates) effectively to acquire or hold or to exercise full rights of ownership of the Company, or (iv) which otherwise is reasonably likely to have a material adverse effect on the Parent or a Parent subsidiary;

             (h) The Company shall have received an opinion, dated the Effective Time, of Aboudi & Brounstein, counsel to the Parent and the Acquisition Sub, in form reasonably satisfactory to the Company, with respect to the matters set forth in Sections 4.01, 4.02, 4.03, 4.04 and 4.05 hereof;

            (i) Prior to the reverse split, Jacob Herskovits shall have cancelled, for no consideration, 9,000,000 shares of the Parent Common Stock held by him;

            (j) Except for the consulting agreement with Superior Associates, parent shall have terminated all leases and consulting agreements to which it, or any of the Parent Subsidiaries is a party;

            (k) The Parent shall have entered into an amendment of its consulting agreement with Superior Associates temporarily suspending the obligation to pay any fees pursuant to the consulting agreement, and providing that upon the Parent obtaining financing in excess of $1,250,000, the Parent shall resume paying consulting fees in the amount of $6,250 per month;

            (l) The Parent shall have entered into an agreement with Aboudi & Brounstein acknowledging a total balance due of $28,500 (covering $10,000 to complete the Merger, $3,500 for the Form 10-QSB and $15,000 for previous two Forms 10-QSB and previous Form 10-KSB), which Aboudi & Brounstein agrees to accept as payment in full upon the Parent obtaining financing in excess of $1,250,000;

            (m) The Parent shall have entered into an agreement with certain creditors referred to on Section 7.03 of the Disclosure Schedule acknowledging a total balance due of $75,314 which they collectively agree to accept as payment in full upon the Parent obtaining financing in excess of $1,250,000;

            (n) The Parent shall have entered into an agreement with a creditor regarding its existing note payable in the amount of $95,000 providing that one-half of the principal and interest due on the note shall be paid upon the Parent receiving financing in excess of $1,250,000 and the balance shall be due 120 days from the date of Closing;



            (o) shall have reincorporated under the laws of the State of Delaware;

            (p) The Lock-up Agreement required by Section 6.01 shall be in full force and effect;

            (q) The Merger shall have received the requisite Company stockholder approval; and

            (r) The Parent and each of the Parent Subsidiaries shall have filed all tax returns and reports required to be filed by them and pay all taxes and penalties relating thereto.

                                  ARTICLE VIII

                          Termination and Amendment

      SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company:

            (a) by mutual written consent of the Parent and the Company;

            (b) by either the Parent or the Company if any Governmental Entity shall have issued an order, injunction, decree or ruling or taken any other action (that has not been vacated, withdrawn or overturned) permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Stock pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this
Section 8.01(b) shall not be available to any party that has failed to perform its obligations under Section 6.03;

            (c) by the Parent or the Acquisition Sub, if

                  (i) (A) the representations and warranties of the Company in
Section 3.03 shall not have been true and correct in all material respects when made, or (B) any other representation or warranty of the Company pursuant to this Agreement shall not have been true and correct in all material respects when made, except in any case where such failure to be true and correct would not, in the aggregate, (x) have a material adverse effect on the Company, or (y) prevent or materially delay the consummation of the Merger, provided that such breach has continued without cure for a period of 20 days after receipt of the notice of breach;

                  (ii) (A) the representations and warranties of the Company in
Section 3.03 (other than representations and warranties made as of a specified date) shall have ceased at any later date to be true and correct in all material respects as if made as of such later date, or (B) any other representation or warranty of the Company pursuant to this Agreement (other than representations and warranties made as of a specified date) shall have ceased at any later date to be true and correct in all material respects as if made at such later date, except in any case where such failure to be true and correct would not, (x) in the aggregate, have a material adverse effect or (y) prevent or materially delay the consummation of the Merger, provided that such breach has continued without cure for a period of 20 days after receipt of the notice of breach; or

                  (iii) the Company shall have failed to comply with any of its obligations or covenants contained herein except in any case where such failure to comply would not be reasonably likely to (x) have a material adverse effect with respect to the Company or (y) prevent or materially delay the consummation of the Merger, provided that such breach has continued without cure for a period of 20 days after receipt of the notice of breach.

            (d) by the Company, if

                  (i) (A) the representations and warranties of the Parent and the Acquisition Sub in Section 4.03 shall not have been true and correct in all material respects when made, or (B) any other representation or warranty of the Parent and the Acquisition Sub pursuant to this agreement shall not have been true and correct in all material respects when made, except in any case where such failure to be true and correct would not, in the aggregate, (x) have a material adverse effect on the Parent or a Parent Subsidiary, or (y) prevent or materially delay the consummation of the Merger, provided that such breach has continued without cure for a period of 20 days after receipt of the notice of breach;

                  (ii) (A) the representations and warranties of the Parent and the Acquisition Sub in Section 4.03 (other than representations and warranties made as of a specified date) shall have ceased at any later date to be true and correct in all material respects as if made as of such later date, or (B) any other representation or warranty of the Parent and the Acquisition Sub pursuant to this Agreement (other than representations and warranties made as of a specified date) shall have ceased at any later date to be true and correct in all material respects as if made at such later date, except in any case where such failure to be true and correct would not, (x) in the aggregate, have a material adverse effect or (y) prevent or materially delay the consummation of the Merger, provided that such breach has continued without cure for a period of 20 days after receipt of the notice of breach; or

                  (iii) The Parent and the Acquisition Sub shall have failed to comply with any of their obligations or covenants contained herein except in any case where such failure to comply would not be reasonably likely to (x) have a material adverse effect with respect to the Parent or a Parent Subsidiary or (y) prevent or materially delay the consummation of the Merger, provided that such breach has continued without cure for a period of 20 days after receipt of the notice of breach.

            (e) by the Parent or the Acquisition Sub, if

                  (i) the Board of Directors of the Company or any committee thereof shall have failed to approve or shall have withdrawn or modified in a manner adverse to the Parent its approval of the Merger or this Agreement, or approved or recommended any Acquisition Proposal;

                  (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.02(b); or

                  (iii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

            (f) by the Company in connection with entering into a definitive agreement in accordance with Section 5.02(b), provided it has complied with all provisions thereof, including the notice provisions therein and the payment of the Termination Fee, and provided that the Company shall not have breached in any material respect the provisions of Section 5.02(a); or

            (g) by the Company , if

                  (i) the Board of Directors of the Parent or the Acquisition Sub or any committee thereof shall have failed to approve or shall have withdrawn or modified in a manner adverse to the Company its approval of the Merger or this Agreement, or approved or recommended any Acquisition Proposal;

                  (ii) The Parent shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.02(c); or

                  (iii) the Board of Directors of the Parent or the Acquisition Sub or any committee thereof shall have resolved to take any of the foregoing actions;

            (h) by the Parent in connection with entering into a definitive agreement in accordance with Section 5.02(c), provided it has complied with all provisions thereof, including the notice provisions therein and the payment of the Termination Fee, and provided that the Parent shall not have breached in any material respect the provisions of Section 5.02(a); or

            (i) by either the Parent or the Company if the Effective Time shall not have occurred on or before March 31, 2006, unless extended by agreement of the parties hereto.

      SECTION 8.02 Effect of Termination. In the event of a termination of this Agreement by either the Company, the Parent or the Acquisition Sub as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parent, the Acquisition Sub or the Company or their respective officers, directors, stockholders or affiliates, except with respect to Section ., Section 6.04, Section 6.05, this Section 8.02 and Article IX; provided, however, that nothing herein shall relieve any party for liability for any breach hereof.

      SECTION 8.03 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, provided, however, that no amendment shall be made which by law requires further approval by such stockholders (or which reduces the amount or changes the Merger Consideration to be delivered to such stockholders) without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 8.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or, (iii) subject to the first sentence of Section 8.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                                  Miscellaneous

      SECTION 9.01 Nonsurvival of Representations and Warranties. The representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of 24 months. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

      SECTION 9.02 Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows:

            (a) if to Parent or       Cell Power Technologies, Inc.
                Acquisition Sub, to:  1428 36th Street, Suite 205
                                      Brooklyn, New York 11218
                                      Attention:  Jacob Herskovits
                                      Telecopy No.:
                                      Confirm No.:
                     with a copy to:
                                      Aboudi & Brounstein Law Offices
                                      3 Gavish Street
                                      Kfar Saba Ind. Zone  44641  Israel
                                      Attention:  David Aboudi, Esq.
                                      Telecopy No.:  011 972-9-764-4834
                                      Confirm No.:  011 972-9-764-4833

            (b) if to the Portagy     29626 Meadowmist Way
                Corp. Company, to:    Agoura Hills, California 92301
                                      Todd Ruhalter, President
                                      Telecopy No.:
                                      Confirm No.:

                     with a copy to:  Harris Cramer LLP
                                      1555 Palm Beach Lakes Boulevard, Suite 310
                                      West Palm Beach, Florida 33401
                                      Attention: Daryl B. Cramer, Esquire
                                      Telecopy No.:  (561) 659-0701
                                      Confirm No.:  (561) 478-7077
or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted from the date of transmission.


      SECTION 9.03 Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, and the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. As used in this Agreement, "material adverse change" or "material adverse effect" means, when used in connection with a person, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, prospects, assets (including intangible assets), financial condition or results of operations of such person and its subsidiaries taken as a whole.

      SECTION 9.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when said counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      SECTION 9.05 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.06 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      SECTION 9.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware and, to the extent provided herein, the Florida Act, without regard to any applicable conflicts of law.

      SECTION 9.07 Publicity. Except as otherwise required by law, for so long as this Agreement is in effect, neither the Company nor the Parent shall, nor permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Parent's disclosure of the existence of this Agreement and the terms thereunder in accordance with its obligation under the Exchange Act shall not be deemed to be a violation of this
Section 9.07

      SECTION 9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      SECTION 9.09 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Florida in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Florida. The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.

      SECTION 9.10 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth in this Agreement shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VIII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.



                          [Signature Page Attached]

      IN WITNESS WHEREOF, the Parent, the Acquisition Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                       CELLPOWER TECHNOLOGIES, INC


                                       By:
                                          ------------------------------------
                                          Jacob Herskovits, President and
                                          Chief Executive Officer

                                       PORTAGY ACQUISITION CORP.


                                       By:
                                          ------------------------------------
                                          Jacob Herskovits, President


                                       PORTAGY CORP.


                                       By:
                                          ------------------------------------
                                          Charles Wiesel, President